Exhibit 23.1

CONSENT OF KRAMER, WEISMAN & ASSOCIATES, LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, dated April 22, 2009, of Next 1 Interactive, Inc. of our report, dated July 23, 2008, in connection with the audited financial statements of Extraordinary Vacations USA, Inc., a wholly-owned subsidiary and operating company of Next 1, Interactive, Inc., for the years ended February 29, 2008 and February 27, 2007 included in the company’s Registration Statement on Form S-1(File No.: 333-154177).

/s/ KRAMER, WEISMAN & ASSOCIATES, LLP

April 22, 2009